EXHIBIT 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. 1350 (Section 906 of the Sarbanes-Oxley Act of 2002)

I, James Karrels, Vice President and Chief Financial Officer (principal financial officer) of MacroGenics, Inc. (the “Registrant”), certify, to the best of my knowledge, based upon a review of the Annual Report on Form 10-K for the period ended December 31, 2013 of the Registrant (the “Report”), that:

(1)	The Report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ James Karrels
Name: James Karrels
Date: March 20, 2014